Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cortexyme, Inc.

South San Francisco, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 16, 2020, relating to the financial statements of Cortexyme, Inc., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California

April 7, 2020